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                                                                    EXHIBIT 10.3

                        YORK INTERNATIONAL CORPORATION

                       1996 INCENTIVE COMPENSATION PLAN
                       --------------------------------

INTRODUCTION.
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     The purpose of the York International Corporation 1996 Incentive
Compensation Plan (the "Plan") is to give certain management and key employees who are in a position to contribute materially to the success and profitability of York International Corporation (the "Company") an incentive and a reward for doing so; and to assist the Company in attracting and retaining the highest caliber of management and key employees. This will be accomplished through incentive compensation in the form of annual cash awards and mid-term performance unit allocations.

     The Plan is subject to shareholder approval and is the sole mechanism under which Covered Employees, as hereinafter defined, may receive incentive compensation.

ARTICLE 1 - DEFINITIONS.
-----------------------

For purposes of the Plan, the following terms shall have the meaning indicated:

     1.1  Annual Cash Award - the annual award granted a Participant under the
          -----------------
Annual Program.

     1.2  Annual Performance Objectives - the performance objectives set forth
          -----------------------------
in Section 3.2 used to determine Annual Cash Awards.

     1.3  Annual Program - the annual cash program portion of the Plan set forth
          --------------
in Article 3.

     1.4  Annual EV Amount - the annual expected value amount under Article 3
          ----------------
for a Participant for a Fiscal Year.

     1.5  Board - The Board of Directors of York International Corporation
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     1.6  Change of Control - any one or more of the following:
          -----------------

          (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
     (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (c) of this Section 1.6; or

          (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

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          (c)  consummation of a reorganization, merger or consolidation involving the Company or any subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, either (A)(i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transactions owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock or (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Business Combination and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power
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     of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or



          (d) a complete liquidation or dissolution of the Company.

     1.7  Code - the Internal Revenue Code of 1986, as amended.
          ----

     1.8  Company - York International Corporation and except for purposes of
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Sections 1.6 and 1.14, any other company which is a subsidiary within the meaning of Section 424(f) of the Code with respect to York International Corporation.

     1.9  Compensation Committee - the compensation committee of the Board
          ----------------------
appointed by the Board that is solely composed of two or more persons who are "outside directors" in accordance with the meaning of Proposed Treasury Regulation (S) 1.162-27(e)(3) and "disinterested persons" in accordance with the meaning set forth in Rule 16b-3 of the Exchange Act.

     1.10 Covered Employee - any individual who, on the last day of the
          ----------------
taxable year is (a) the Chief Executive Officer of the Company, or is acting in such capacity, or (b) among the four highest compensated officers (other than the Chief Executive Officer), as determined in accordance with the executive compensation disclosure rules under the Exchange Act, unless otherwise provide in Section 162(m) of the Code or the regulations thereunder.

     1.11 Disability - an inability to perform the duties assigned by the
          ----------
Company to the Participant by reason of any medically determined physical or mental impairment which has lasted for a continuous period of more than six months.

     1.12 Effective Date -January 1, 1996.
          --------------

     1.13 Exchange Act - Securities Exchange Act of 1934, as amended.
          ------------

     1.14 Fiscal Year - the fiscal year of the Company.
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     1.15 Measurement Period - three consecutive Fiscal Years or such other
          ------------------
period selected and established by the Compensation Committee with respect to any Mid-Term Program.

     1.16 Mid-Term EV Amount - the mid-term expected value amount under
          ------------------
Article 4 for a Participant for a Measurement Period expressed in Performance Units.

     1.17 Mid-Term Incentive Award - the annual award earned by a Participant
          ------------------------
under the Mid-Term Program at the end of a Measurement Period.

     1.18 Mid-Term Performance Objectives - the performance objectives set
          -------------------------------
forth in Section 4.2 used to determine Mid-Term Incentive Awards.

     1.19 Mid-Term Program - the mid-term incentive program portion of the
          ----------------
Plan set forth in Article 4.

     1.20 Participant - an individual eligible to participate in the Plan in
          -----------
accordance with Article 2.

     1.21 Performance Unit - a compensation unit granted to a Participant
          ----------------
under the Mid-Term Program at the beginning of the Measurement Period.

     1.22 Plan - The York International Corporation 1996 Incentive
          ----
Compensation Plan.

     1.23 Retirement - termination of employment with the Company on or after
          ----------
the date the employee either attains 62 years of age or attains 55 years of age and completes 10 years of service.

     1.24 Termination of Employment - a termination of employment with the
          -------------------------
Company other than by reason of death, incurring a Disability, or Retirement.

     1.25 Termination for Cause - a Termination of Employment if the employee
          ---------------------
was terminated for (i) providing the Company with materially false representations relied upon by the Company in furnishing information to shareholders, a stock exchange or the Securities and

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Exchange Commission, (ii) maintaining, an undisclosed, unauthorized and material conflict of interest in the discharge of duties owed to the Company, (iii) misconduct causing a serious violation by the Company of state or federal laws,
(iv) theft of Company funds or assets, or (v) conviction of a crime involving moral turpitude.

ARTICLE 2 - ELIGIBILITY.
-----------------------

     (a) An individual shall be eligible for the Annual Program if he is (i) a Covered Employee or (ii) a management or key employee who is approved by the Compensation Committee to participate in the Annual
Program for the specified Fiscal Year.

     (b) An individual who is hired or has changed position after the beginning of the Fiscal Year shall be eligible for the Annual Program if he is a management or key employee who is approved by the Compensation
Committee to participate in the Annual Program for the specified Fiscal Year. Such a Participant shall be entitled to a pro-rated Annual Cash Award as described in Section 3.3(c) for that Fiscal Year payable in the same form and at the same time as Annual Cash Awards are paid to other Participants.

     (c) An individual shall be eligible for the Mid-Term Program if he is (i) a Covered Employee or (ii) a management or key employee who is approved by the Compensation Committee to participate in the Mid-Term Program for the specified Fiscal Measurement Period. An individual who previously received an award under the Mid-Term Program, but is not currently eligible to do so will nonetheless participate in the Mid-Term Program with respect to Performance Units previously granted until such Mid-Term Incentive Award is paid out or such Performance Units are forfeited.

     (d) An individual who is hired or has changed position after the beginning of a Measurement Period shall be eligible for the Annual Mid-Term Program if he is a management or

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key employee who is approved by the Compensation Committee to participate in the
Mid-Term Program for the specified Measurement Period. Such a Participant shall be entitled to a pro-rated Mid-Term Incentive Award as described in Section 4.3(c) for that Measurement Period payable in the same form and at the same time as Mid-Term Incentive Awards are paid to other Participants for that Measurement Period.

ARTICLE 3 - ANNUAL CASH PROGRAM.

     3.1  Annual Cash Award Grants
          ------------------------
     (a) Annual Cash Awards shall be determined in accordance with pre-established Annual Performance Objectives as described in Section 3.2. Once established, the Compensation Committee shall not have discretion to modify the terms of the Annual Cash Awards. It is intended that all Annual Cash Awards under the Plan to Covered Employees will satisfy the requirements for deductibility under Section 162(m) of the Code.

     (b) Not later than 90 days after the beginning of the Fiscal Year (or, if earlier, the date as of which 25% of the Participant's period of service for the Fiscal Year has elapsed), the Compensation Committee will approve the Annual EV Amount for each Participant's Annual Cash Award. The Annual EV Amount will be based on several factors, including market competitive data, job responsibilities, and the aggressiveness of the financial budget relative to prior year performance and other economic factors. The Compensation Committee shall approve in writing a schedule setting forth the percentage of Annual EV Amount payable based on the level of performance objective achieved.

     (c) At the end of a Fiscal Year the Compensation Committee shall approve the payment to each Participant of his Annual Cash Award, if any. The Annual Cash Award shall be based on the degree to which the predetermined Annual Performance Objectives for that Fiscal
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Year are achieved. Prior to the payment of any Annual Cash Awards the
Compensation Committee shall certify the degree of achievement of the applicable Annual Performance Objective. The maximum amount payable to any individual Participant as an Annual Cash Award for a Fiscal Year shall be $2,000,000.

     3.2  Annual Performance Objectives. Annual Performance Objectives shall be
          -----------------------------
developed through the Company's business planning process and shall be approved the Compensation Committee in writing not later than 90 days after the beginning of the Fiscal Year. The Annual Performance Objectives shall be composed of more of the following: fully diluted earnings per share, division earnings before interest and taxes (after a pro-forma charge for the cost of capital), revenue, sales, profit after tax, gross profit, operating profit, unit volume, return on equity, changes in working capital, return on capital, cash flow, total shareholder return or, for Participants other than Covered Employees, other objectively measurable goals approved by the Compensation Committee. In establishing the goals, the Compensation Committee will keep in mind the requirement of Reg. (S) 1.162-27 (e)(2) that the outcome must be substantially uncertain at the time the Annual Performance Objectives are established. The attainment of Annual Performance Objectives will not be impacted by any extraordinary, unusual, or non-recurring items; or changes in Generally Accepted Accounting Principles. A different combination of goals may be used for different Participants or different positions (including differences between corporate and division positions). The goals used may vary for each Fiscal Year. However, the specific goals to be used for a Participant or a class of Participants for a specific Fiscal Year shall be approved in writing by the Compensation Committee.


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     3.3  Forfeitability of Annual Cash Award.
          -----------------------------------

     (a) Except as provided in Section 3.3(b) and Article 5, a Participant must remain employed by the Company until the last day of the Fiscal Year to receive his Annual Cash Award, if any. If a Participant has a Termination of Employment which is a Termination for Cause or which is voluntary prior to the end of the Fiscal Year, all rights to the Annual Cash Award for that Fiscal Year shall be forfeited.

     (b) If a Participant dies, incurs a Disability, has a Retirement or has a Termination of Employment other than a termination described in 3.3(a) before the end of the Fiscal Year or takes an unpaid leave of absence of longer than 30 days during the Fiscal Year, then such Participant shall be entitled to a pro-rated Annual Cash Award for that Fiscal Year as described in Section 3.3(c), payable at the same time applicable to other Participants.

     (c) The amount of the pro-rated Annual Cash Award referred to in Section 3.3(b) shall be equal to the product of (i) the amount of the Annual Cash Award for that Participant determined under Sections 3.1 and 3.2 and (ii) a fraction, the numerator of the which is the number of completed calendar months of service performed (in the case of a Disability, the number of completed months through the date of Disability) by the Participant for the Fiscal Year and the denominator of which is twelve.

     3.4  Payment of Annual Cash Award.  A Participant's Annual Cash Award for a
          ----------------------------
Fiscal Year shall be paid in a single cash payment within 75 days of the end of that Fiscal Year.

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ARTICLE 4 - MID-TERM PROGRAM.
----------------------------

     4.1  Performance Units Grants
          ------------------------

     (a) The Mid-Term Incentive Award shall be granted in the form of Performance Units. Once established, the Compensation Committee shall not have discretion to modify the terms of the Performance Units except as provided in
Section 4.1(d). It is intended that all payments hereunder to Covered Employees will satisfy the requirements for deductibility under Section 162(m) of the Code.

     (b) The number of each Participant's Performance Units granted as his Mid-Term EV Amount for the Measurement Period shall be approved by the Compensation Committee no later than 90 days after the commencement of the Participant's period of service during the Measurement Period. The Mid-Term Award shall be based on the degree to which the pre-determined Mid-Term Performance Objectives for that Measurement Period are achieved. The Compensation Committee shall approve in writing a schedule setting forth the percentage of Mid-Term EV Amount payable based on the level of performance objective achieved.

     (c) At the end of the Measurement Period, the Compensation Committee shall approve the payment to each Participant of his Mid-Term Incentive Award, if any. Prior to the payment of any Mid-Term Incentive Awards, the Compensation Committee shall certify the degree of achievement of the applicable Mid-Term Performance Objectives. The maximum amount payable to any individual Participant as a Mid-Term Incentive Award for a given Measurement Period is 100,000 Performance Units.

     (d) The amount of a Participant's Performance Units and the maximum number of Performance Units payable hereunder, shall be adjusted to reflect changes in corporate capitalization, such as a stock split or a corporate transaction such as a merger, spin-off or
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corporate split-up, reorganization, consolidation or partial or complete liquidation, which occurs during the Measurement Period.

     4.2  Mid-Term Performance Objectives.
          -------------------------------

     The Mid-Term Performance Objectives shall be developed through the Company's business planning process and shall be approved by the Compensation Committee in writing not later than 90 days after the beginning of the Measurement Period to which they apply. The Mid-Term Performance Objectives shall be composed of the following: cumulative earnings per share over a specified period and total return to shareholders as compared to a relevant index of publicly traded companies as approved by the Compensation Committee or for Participants other than covered Employees, other objectively measurable goals approved by the Compensation Committee. The achievement of Mid-Term Performance Objectives shall not be impacted by any extraordinary, unusual, or non-recurring items; or changes in Generally Accepted Accounting Principles. In establishing the goals, the Compensation Committee will keep in mind the requirement of Reg. (S) 1.162-27(e)(2) that the outcome must be substantially uncertain at the time the Mid-Term Performance Objectives are established. The goals used may vary for each Measurement Period. However, the specific goals to be used for a Participant or a class of Participants for a specific Measurement Period shall be approved writing by the Compensation Committee.

     4.3  Forfeitability of the Mid-Term Incentive Award.
          ----------------------------------------------

     (a) Except as provided in Section 4.3(b) and Article 5, a Participant must remain employed by the Company until the end of the applicable Measurement Period to receive his full Mid-Term Incentive Award. If the Participant has a Termination of Employment which is a

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Termination for Cause or which is voluntary prior to the end of the applicable
Measurement Period, all rights to the Mid-Term Incentive Award shall be forfeited.

     (b) If a Participant dies, incurs a Disability , has a Retirement or has a Termination of Employment other than a termination described in Section 4.3(a) before the end of the applicable Measurement Period or takes an unpaid leave of absence of longer than 30 days during the Measurement Period, then such Participant shall be entitled to a pro-rated Mid-Term Incentive Award for that Measurement Period, as described in Section 4.3(c).

     (c)  The amount of the pro-rated Mid-Term Incentive Award referred to in
Section 4.3(b) shall be equal to the product of (i) the amount of the Mid-Term Incentive Award for that Participant determined under Sections 4.1 and 4.2 and
(ii) a fraction, the numerator of which is the number of completed calendar months of service performed (in the case of a Disability, the number of completed months through the date of Disability) by the Participant for the Measurement Period and the denominator of which is the number of months in the Measurement Period.

     4.4  Payment of Mid-Term Incentive Award. The payment of the Mid-Term
          -----------------------------------
Incentive Award, if any, will be made in cash within 75 days after the end of the Measurement Period. The value of each Performance Unit shall be equal to the average of the closing sale prices of the Company's common stock during the 120 consecutive trading days immediately preceding the last day of the Measurement Period. At the Company's election, payment may be made in an equivalent value of shares of the Company's common stock, subject to shareholder approval of the issuance of such shares, if required.

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ARTICLE 5 - CHANGE OF CONTROL.
-----------------------------

     5.1  Effect of Change of Control. In the event that a Change of Control,
          ---------------------------
 the Plan shall terminate and the Participants' right to receive an Annual Cash Award and Mid-Term Incentive Awards under the Annual Program and any Mid-Term Programs then in effect shall be measured as of the end of the fiscal month immediately preceding the date of the Change of Control pursuant to Sections
 5.2 and 5.3.

     5.2  Measurement of Achievement under Annual Program.
          -----------------------------------------------

     (a) To the extent the percentage of an Annual Performance Objective that was anticipated to be achieved as of the date for measurement set forth in
Section 5.1 can be ascertained from the financial operating budget on which the Annual Program was based, achievement of such Annual Performance Objective shall be measured based on actual achievement as of such time versus anticipated achievement as of such time.

     (b) In the event Section 5.2(a) above shall not apply, if any Annual Performance Objective is based on a measure which is not subject to proration, achievement of such Annual Performance Objective shall be measured as of the date set forth in Section 5.1 above. To the extent any Annual Performance Award is capable of proration, achievement of such Annual Performance Objective shall be measured as of the date set forth in Section 5.1 on a prorated basis. The prorated Annual Performance Objective shall be equal to the product of the (i) the Annual Performance Objective and (ii) a fraction, the numerator of which is the number of fiscal months elapsed under the Annual Program and the denominator of which is 12.

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     5.3  Measurement of Achievement under Mid-Term Programs.
          --------------------------------------------------

     (a) Achievement of that portion of all Mid-Term Incentive Awards outstanding as of the date of a Change in Control that is based on performance against an index shall be measured against such index as of the date set forth in Section 5.1 above.

     (b) To the extent the percentage of a Mid-Term Performance Objective that was anticipated to be achieved as of the date for measurement set forth in
Section 5.1 can be ascertained from the long-term plan on which the Mid-Term Program was based, achievement of such Mid-Term Performance Objective shall be measured based on actual achievement as of such time versus anticipated achievement as of such time.

     (c) In the event that Sections 5.3(a) or 5.3(b) shall not be applicable, if any Mid-Term Performance Objective is based on a measure which is not subject to proration, achievement of such Mid-Term Performance Objective shall be measured as of the date set forth in Section 5.1 above. To the extent any such Mid-Term Performance Objective is capable of proration, achievement of such Annual Performance Objective shall be measured as of the date set forth in
Section 5.1 on a prorated basis. The prorated Mid-Term Performance Objective shall be equal to the product of (i) the Mid-Term Performance Objective and (ii) a fraction, the numerator of which is the number of fiscal months elapsed in the Measurement Period and the denominator of which is the total number of fiscal months in the Measurement Period.

     5.4  Payment of Awards.  To the extent any Annual Cash Award or Mid-Term
          -----------------
Incentive Award has been earned, based on the methods of measurement set forth in Sections 5.2 and 5.3 above, respectively, such Annual Cash Award or Mid-Term Incentive Award shall be payable without any further approval by the Compensation Committee and without proration based on the amount of time elapsed under either the Annual Program or any Mid-Term Program.

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All payments shall be made as soon as practicable after the Change in Control, but in no event later than forty-five (45) days after the Change in Control. For purposes of payment under the Mid-Term Program, the stock price on which payment is based shall be the price of the Company's common stock on the date of the Change in Control.

ARTICLE 6 - GENERAL.
-------------------

     6.1  Nonassignability of Incentive Awards. No right under the Plan shall be
          ------------------------------------
subject to anticipation, sale, assignment, encumbrance or transfer other than by will or the laws of intestate succession.

     6.2  Unsecured Interest. A Participant shall have no interest in any fund
          ------------------
or specified asset of the Company. Any amounts which are or may be set aside under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Company, and no person or entity other than the Company shall, by virtue of the provisions of this Plan, have any interest in such assets. No right to receive payments from the Company pursuant to this Plan shall be greater than the right of any unsecured creditor of the Company.

     6.3  No Right or Obligation of Continued Employment.  Nothing contained in
          ----------------------------------------------
the Plan shall require the Company or a related company to continue to employ a Participant, nor shall the Participant be required to remain in the employment of the Company or a related company.

     6.4  Withholding.  The Company shall withhold all required local, state and
          -----------
federal and foreign taxes from the amount of any award. If awards are made in stock, the employee may deliver shares in satisfaction of the tax.

     6.5  Amendment and Termination of the Plan.  The Plan may be amended or
          -------------------------------------
terminated at any time by the Board or by the Compensation Committee as delegated by the Board, provided that such termination or amendment shall not, without the consent of any Participant, affect such

                                                                              15
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Participant's rights with respect to awards previously awarded to him. With the consent of the Participant affected, the Board, or by delegation of authority by the Board, the Committee, may amend outstanding awards in a manner not inconsistent with the Plan. Further, no amendment which would require shareholder approval under Section 162(m) of the Internal Revenue Code shall be made without that approval.

     6.6  Binding on Successors. The obligations of the Company under the Plan
          ---------------------
shall be binding upon any organization which shall succeed to all or substantially all of the assets of the Company, and the term "Company," whenever used in the Plan, shall mean and include any such organization after the succession.

     6.7  References.  Any masculine personal pronoun shall be considered to
          ----------
mean also the corresponding feminine or neuter personal pronoun, as the context requires.

     6.8  Applicable Law.  The Plan shall be governed by and construed in
          --------------
accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the York International Corporation 1996 Incentive Compensation Plan is, by the authority of the Board of Directors of the Corporation, executed as of the 13th day of December, 1995.
                                ------        ----------

Attest                        YORK INTERNATIONAL CORPORATION


/s/ Jane G. Davis             By: /s/ Robert N. Pokelwaldt
--------------------------        ------------------------------
Secretary

[Corporate Seal]

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